AMENDMENT
                                     OF THE
                    GENERAL AMERICAN INVESTORS COMPANY, INC.
                           EMPLOYEES' RETIREMENT PLAN


         WHEREAS, General American Investors Company, Inc. (the "Company") adopted the General American Investors Company, Inc. Employees' Retirement Plan (the "Plan"), effective as of January 1, 1956; and

         WHEREAS, the Plan was amended and restated on April 14, 1976, effective as of December 31, 1975; and

         WHEREAS, the Plan was further amended on April 13, 1977, April 12, 1978, December 8, 1982, December 12, 1984, February 13, 1985, September 11, 1985, December 1, 1987, May 2, 1988, December 19, 1989, December 11, 1991 and
December 19, 1994; and

         WHEREAS, Section XV.2 provides that the Board of Directors of the Company may amend the Plan in whole or in part at any time, except in certain respects not material hereto; and

         WHEREAS, the Board of Directors desires to make certain amendments to the Plan.

         NOW, THEREFORE, the Plan is hereby amended in the following respects, effective January 1, 1995:

         1. Section IV.2 is amended by adding the following at the end of such
Section:

         Notwithstanding the previous sentence, if a "1995 Window Participant" retires on an Early Retirement Date after December 31, 1994 and on or before December 31, 1995,




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there shall be no reduction to such Participant's Normal Retirement Income if payment is commenced prior to such Participant's Normal Retirement Date. For the purposes of the previous sentence, a "1995 Window Participant" means a Participant who, as of January 1, 1995, (i) has attained age 58, and (ii) has completed 20 Years of Service.

         IN WITNESS WHEREOF, General American Investors Company, Inc. has caused this Amendment to be executed by its duly authorized officers on the 14th day of February, 1995.

ATTEST:


/s/ Carole Anne Clementi              /s/ Eugene L. DeStaebler, Jr.
---------------------------           ------------------------------
       Secretary                      Vice-President, Administration















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